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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                 Judiciary Plaza, 100 F Street, N.E., Room 1580,
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported) - FEBRUARY 28, 2007

                       Commission File Number: 0001370489

                          BLUEFIRE ETHANOL FUELS, INC.
              (Exact name of registrant as specific in its charter)

         NEVADA                                             20-4590982
(State of Incorporation)                            (I.R.S. Employer I.D. No.)

                                    31 MUSICK
                            IRVINE, CALIFORNIA 92618
          (Address of principal executive offices, including zip code)

                                 (949) 588-3767
              (Registrant's telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01.  OTHER ITEMS

On February 28, 2007, BlueFire Ethanol Fuels, Inc. was awarded up to $40 million from the U.S. Department of Energy's cellulosic ethanol grant program to develop a solid waste biorefinery project at a landfill in Southern California. The program's goal is to demonstrate that commercial biorefineries can be profitable once initial construction costs are paid. Projects are required to show a 60/40 (industry/government) cost share.

The Southern California Biorefinery Project will turn green waste and wood residues at landfills into about 19 million gallons of fuel grade ethanol per year. Additional products that will also be sold include lignin, gypsum, and yeast.

Construction is expected to begin by the end of 2007 with ethanol production start-up expected on or before the end of 2009. All of the ethanol produced will be sold under the terms of a long-term contract with Petro-Diamond, Inc., a wholly owned Mitsubishi Corp. subsidiary. Colmac Energy will purchase all of the lignin produced for use as boiler fuel for its biomass power plant located in Riverside County. The gypsum will be sold to local landscape wholesalers and the yeast will be sold as an animal feed supplement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


Date: March 1, 2007                        BLUEFIRE ETHANOL FUELS, INC.


                                           By: /s/ Arnold Klann
                                               -------------------------------
                                               Arnold Klann
                                               Chief Executive Officer, Director